Exhibit 99.1

Joanne Crevoiserat, CEO of Tapestry, Inc., Joins GM’s Board of Directors

DETROIT – General Motors Co. (NYSE: GM) announced today that Joanne Crevoiserat, 58, chief executive officer of Tapestry, Inc. (NYSE: TPR), has joined its Board of Directors.

Tapestry is a leading New York-based house of modern luxury accessories and lifestyle brands consisting of Coach, Kate Spade and Stuart Weitzman. Crevoiserat joined the company in 2019 as chief financial officer and became CEO in 2020. She also serves on Tapestry’s Board of Directors and is a member of the Business Roundtable. Under her leadership, Tapestry has been ranked among Newsweek’s “America’s Most Responsible Companies,” Forbes’ “Best Employers for Diversity” and certified as a “Great Place to Work®.”

“Joanne’s approach to driving growth, which focuses on integrating data-driven insights to elevate the consumer experience, will be invaluable to GM as we launch our all-electric portfolio, introduce additional software-based services, and scale businesses in new markets,” said GM Chair and CEO, Mary Barra. “As we accelerate our transformation, we have an incredible opportunity to drive loyalty for our iconic brands and attract new customers, which is exactly what Joanne has done at Tapestry.”

Crevoiserat has considerable experience in various financial and operational roles with a focus on company transformation. Her extensive background includes leadership positions at Abercrombie & Fitch, Kohl’s Corporation, Walmart Inc. and May Department Stores. She graduated from the University of Connecticut with a Bachelor of Science degree in finance.

“This is an exciting time to join the GM Board. The company is innovating across every part of the business to drive growth,” said Crevoiserat. “I look forward to serving the Board and GM’s shareholders through this transformation.”

GM’s Board now has 12 directors, with senior leadership and board experience in manufacturing, information technology, digital commerce, retail, higher education, investment management, international affairs, defense, transportation, cybersecurity, and pharmaceuticals, among other fields. Six of GM’s directors are women and 11 are independent.

General Motors (NYSE:GM) is a global company focused on advancing an all-electric future that is inclusive and accessible to all. At the heart of this strategy is the Ultium battery platform, which powers everything from mass-market to high-performance vehicles. General Motors, its subsidiaries and its joint venture entities sell vehicles under the Chevrolet, Buick, GMC, Cadillac, Baojun and Wuling brands. More information on the company and its subsidiaries, including OnStar, a global leader in vehicle safety and security services, can be found at https://www.gm.com.

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CONTACTS:

GM Communications Colleen Oberc 313-409-3323 colleen.oberc@gm.com

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